Exhibit 99.1

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

FIRST QUARTER 2007

(UNAUDITED)

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

FIRST QUARTER 2007

(UNAUDITED)

Page
Consolidated Income Statement	1
Adjusted Condensed Consolidated Income Statement	2
Consolidated Balance Sheet	3
Capital Ratios and Asset Quality Ratios	3
Results of Businesses
Summary of Business Results and Period-end Employees	4
Retail Banking	5-7
Corporate & Institutional Banking	8
PFPC	9
Efficiency Ratios	10
Details of Net Interest Income, Net Interest Margin, and Trading Revenue	11
Average Consolidated Balance Sheet and Supplemental Average Balance Sheet Information	12-13
Details of Loans and Lending Statistics	14
Allowances for Loan and Lease Losses and Unfunded Loan Commitments and Letters of Credit, and Net Unfunded Commitments	15
Details of Nonperforming Assets	16-17
Glossary of Terms	18-20
Business Segment Descriptions	21

Appendix—Reconciliations of Certain Adjusted Amounts	A1-A3

The information contained in this Financial Supplement is preliminary, unaudited and based on data available on April 18, 2007. We have reclassified certain prior period amounts included in this Financial Supplement to be consistent with the current period presentation. This information speaks only as of the particular date or dates included in the schedules. We do not undertake any obligation to, and disclaim any duty to, correct or update any of the information provided in this Financial Supplement. Our future financial performance is subject to risks and uncertainties as described in our SEC filings.

Mercantile Acquisition

We completed our acquisition of Mercantile Bankshares Corporation (“Mercantile”) on March 2, 2007 and our financial results include Mercantile from that date. PNC issued approximately 53 million shares of PNC common stock and paid approximately $2.1 billion in cash as consideration for the acquisition, and accounted for the transaction under the purchase method of accounting.

BlackRock/MLIM Transaction

As further described in our Annual Report on Form 10-K for the year ended December 31, 2006, during 2006 BlackRock, Inc. (“BlackRock”), formerly a majority-owned subsidiary of The PNC Financial Services Group, Inc., and Merrill Lynch entered into a definitive agreement pursuant to which Merrill Lynch agreed to contribute its investment management business (“MLIM”) to BlackRock in exchange for 65 million shares of newly issued BlackRock common and preferred stock. This transaction closed on September 29, 2006.

For the quarters ended September 30, 2006, June 30, 2006 and March 31, 2006 presented in this Financial Supplement, our Consolidated Income Statement reflects our former majority ownership interest in BlackRock. However, our Consolidated Income Statement for the quarters ended March 31, 2007 and December 31, 2006 and our Consolidated Balance Sheet as of March 31, 2007, December 31, 2006 and September 30, 2006 reflect the deconsolidation of BlackRock’s balance sheet amounts and recognize our approximately 34% ownership interest in BlackRock as of those dates as an investment accounted for under the equity method.

We have also provided, for information purposes only, adjusted results in this document to reflect BlackRock as if it had been accounted for under the equity method for all periods presented.

THE PNC FINANCIAL SERVICES GROUP, INC.

Consolidated Income Statement (Unaudited)

For the three months ended - in millions, except per share data	March 31 2007	December 31 2006	September 30 2006	June 30 2006	March 31 2006
Interest Income
Loans	$896	$821	$838	$797	$747
Securities available for sale	310	280	271	255	243
Other	109	116	94	74	76

Total interest income	1,315	1,217	1,203	1,126	1,066

Interest Expense
Deposits	468	450	434	379	327
Borrowed funds	224	201	202	191	183

Total interest expense	692	651	636	570	510

Net interest income	623	566	567	556	556
Provision for credit losses	8	42	16	44	22

Net interest income less provision for credit losses	615	524	551	512	534

Noninterest Income
Asset management	165	149	381	429	461
Fund servicing	295	249	213	210	221
Service charges on deposits	77	79	81	80	73
Brokerage	66	63	61	63	59
Consumer services	91	93	89	94	89
Corporate services	159	177	157	157	135
Equity management gains	32	25	21	54	7
Net securities losses	(3)		(195)	(8)	(4)
Trading	52	33	38	55	57
Net gains (losses) related to BlackRock	52	(12)	2,078
Other	97	113	19	96	87

Total noninterest income	1,083	969	2,943	1,230	1,185

Noninterest Expense
Compensation	418	442	573	558	555
Employee benefits	72	55	86	76	87
Net occupancy	87	69	79	83	79
Equipment	71	69	77	80	77
Marketing	21	23	39	22	20
Other	367	311	313	326	344

Total noninterest expense	1,036	969	1,167	1,145	1,162

Income before minority interest and income taxes	662	524	2,327	597	557
Minority interest in income of BlackRock			6	19	22
Income taxes	203	148	837	197	181

Net income	$459	$376	$1,484	$381	$354

Earnings Per Common Share
Basic	$1.49	$1.29	$5.09	$1.30	$1.21
Diluted	$1.46	$1.27	$5.01	$1.28	$1.19

Average Common Shares Outstanding
Basic	308	291	291	293	292
Diluted	312	295	296	297	296

Efficiency	61%	63%	33%	64%	67%

Noninterest income to total revenue	63%	63%	84%	69%	68%

Effective tax rate (a)	30.7%	28.2%	36.0%	33.0%	32.5%

(a)	The effective tax rates presented are on a GAAP basis. The lower rates for the first quarter of 2007 and the fourth quarter of 2006 reflect the impact of the deconsolidation of BlackRock effective September 29, 2006 and certain tax adjustments in both periods. The higher effective rate for the third quarter of 2006 was primarily due to the impact of the gain on the BlackRock/MLIM transaction and a $57 million cumulative adjustment to deferred taxes made in the same quarter in connection with that transaction.

THE PNC FINANCIAL SERVICES GROUP, INC.

Adjusted Condensed Consolidated Income Statement (Unaudited) (a)

For the three months ended - in millions	March 31 2007	December 31 2006	September 30 2006	June 30 2006	March 31 2006
Net Interest Income
Net interest income	$623	$566	$564	$552	$553
Provision for credit losses	8	42	16	44	22

Net interest income less provision for credit losses	615	524	548	508	531

Noninterest Income
Asset management	167	159	122	129	128
Other	760	768	675	755	666

Total noninterest income	927	927	797	884	794

Noninterest Expense
Compensation and benefits	488	497	461	457	450
Other	431	408	376	390	378

Total noninterest expense	919	905	837	847	828

Income before income taxes	623	546	508	545	497
Income taxes	189	155	128	159	140

Net income	$434	$391	$380	$386	$357

(a)	This schedule is provided for informational purposes only and reflects historical consolidated financial information of PNC (1) with amounts adjusted for the impact of certain specified items and (2) as if we had recorded our investment in BlackRock on the equity method for all periods presented. See Appendix to Financial Supplement for reconciliations of these amounts to the corresponding GAAP amounts for each of the periods presented. We have provided these adjusted amounts and reconciliations so that investors, analysts, regulators and others will be better able to evaluate the impact of these items on our results for these periods, in addition to providing a basis of comparability for the impact of the BlackRock deconsolidation given the magnitude of the impact of deconsolidation on various components of our income statement and balance sheet. Adjusted information supplements our results as reported in accordance with GAAP and should not be viewed in isolation from, or as a substitute for, our GAAP results.

THE PNC FINANCIAL SERVICES GROUP, INC.

Consolidated Balance Sheet (Unaudited)

In millions, except par value	March 31 2007	December 31 2006	September 30 2006	June 30 2006	March 31 2006
Assets
Cash and due from banks	$3,234	$3,523	$3,018	$3,438	$3,206
Federal funds sold and resale agreements	1,604	1,763	2,818	675	511
Other short-term investments, including trading securities	3,041	3,130	2,718	2,005	2,641
Loans held for sale	2,382	2,366	4,317	2,165	2,266
Securities available for sale	26,475	23,191	19,512	21,724	21,529
Loans, net of unearned income of $1,005, $795, $815, $828, and $832	62,925	50,105	48,900	50,548	49,521
Allowance for loan and lease losses	(690)	(560)	(566)	(611)	(597)

Net loans	62,235	49,545	48,334	49,937	48,924
Goodwill	7,739	3,402	3,418	3,636	3,638
Other intangible assets	929	641	590	862	844
Equity investments	5,408	5,330	5,130	1,461	1,387
Other	9,516	8,929	8,581	9,011	8,311

Total assets	$122,563	$101,820	$98,436	$94,914	$93,257

Liabilities
Deposits
Noninterest-bearing	$18,191	$16,070	$14,840	$14,434	$14,250
Interest-bearing	59,176	50,231	49,732	49,059	46,649

Total deposits	77,367	66,301	64,572	63,493	60,899
Borrowed funds
Federal funds purchased	5,638	2,711	3,475	3,320	3,156
Repurchase agreements	2,586	2,051	2,275	2,136	2,892
Bank notes and senior debt	4,551	3,633	2,177	3,503	3,362
Subordinated debt	4,628	3,962	4,436	4,329	4,387
Other	3,053	2,671	2,332	2,363	2,643

Total borrowed funds	20,456	15,028	14,695	15,651	16,440
Allowance for unfunded loan commitments and letters of credit	121	120	117	103	103
Accrued expenses	3,864	3,970	3,855	2,635	2,585
Other	4,649	4,728	4,031	3,573	3,822

Total liabilities	106,457	90,147	87,270	85,455	83,849

Minority and noncontrolling interests in consolidated entities	1,367	885	408	632	627

Shareholders’ Equity
Preferred stock (a)
Common stock—$5 par value
Authorized 800 shares, issued 353 shares	1,764	1,764	1,764	1,764	1,764
Capital surplus	2,520	1,651	1,628	1,325	1,305
Retained earnings	11,134	10,985	10,771	9,449	9,230
Accumulated other comprehensive loss	(162)	(235)	(109)	(510)	(394)
Common stock held in treasury at cost: 7, 60, 59, 58, and 57 shares	(517)	(3,377)	(3,296)	(3,201)	(3,124)

Total shareholders’ equity	14,739	10,788	10,758	8,827	8,781

Total liabilities, minority and noncontrolling interests, and shareholders’ equity	$122,563	$101,820	$98,436	$94,914	$93,257

Capital Ratios
Tier 1 risk-based (b)	8.6%	10.4%	10.4%	8.8%	8.8%
Total risk-based (b)	12.2	13.5	13.6	12.4	12.5
Leverage (b)	8.7	9.3	9.4	7.7	7.6
Tangible common equity	5.8	7.4	7.5	5.2	5.2
Common shareholders’ equity to assets	12.0	10.6	10.9	9.3	9.4

Asset Quality Ratios
Nonperforming loans to total loans	.28%	.29%	.34%	.41%	.37%
Nonperforming assets to total loans and foreclosed assets	.32	.34	.39	.46	.42
Nonperforming assets to total assets	.17	.17	.19	.24	.22
Net charge-offs to average loans (For the three months ended)	.27	.36	.37	.24	.15
Allowance for loan and lease losses to loans	1.10	1.12	1.16	1.21	1.21
Allowance for loan and lease losses to nonperforming loans	388	381	339	294	328

(a)	Less than $.5 million at each date.
(b)	The ratios for March 31, 2007 are estimated and include Mercantile.

THE PNC FINANCIAL SERVICES GROUP, INC.

Summary of Business Results and Period-end Employees (Unaudited)

Three months ended – in millions (a) (c) Earnings	March 31 2007	December 31 2006	September 30 2006	June 30 2006	March 31 2006

Retail Banking (b)	$201	$184	$206	$185	$190
Corporate & Institutional Banking (b)	132	126	111	115	102
PFPC	31	31	40	26	27
Other, including BlackRock (b) (c)	95	35	1,127	55	35

Total consolidated net income	$459	$376	$1,484	$381	$354

Revenue (d)
Retail Banking (b)	$839	$799	$791	$782	$753
Corporate & Institutional Banking (b)	370	390	352	378	335
PFPC (e)	292	245	208	208	218
Other, including BlackRock (b) (c)	211	106	2,166	424	442

Total consolidated revenue	$1,712	$1,540	$3,517	$1,792	$1,748

(a)	This summary also serves as a reconciliation of total earnings and revenue for all businesses to total consolidated net income and revenue. Our business information is presented based on our management accounting practices and our management structure. We refine our methodologies from time to time as our management accounting practices are enhanced and our businesses and management structure change.
(b)	Includes amounts related to Mercantile for the first quarter of 2007, beginning with the Mercantile acquisition closing on March 2, 2007.
(c)	We consider BlackRock to be a separate reportable business segment but have combined its results with Other for this presentation. Our Quarterly Report on Form 10-Q for the first quarter of 2007 will provide additional business segment disclosures for BlackRock.
(d)	Business revenue is presented on a taxable-equivalent basis. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than a taxable investment. To provide more meaningful comparisons of yields and margins for all earning assets, we also provide revenue on a taxable-equivalent basis by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on other taxable investments. This adjustment is not permitted under generally accepted accounting principles (GAAP) on the Consolidated Income Statement. The following is a reconciliation of total consolidated revenue on a book (GAAP) basis to total consolidated revenue on a taxable-equivalent basis (in millions):

	March 31 2007	December 31 2006	September 30 2006	June 30 2006	March 31 2006
Total consolidated revenue, book (GAAP) basis	$1,706	$1,535	$3,510	$1,786	$1,741
Taxable-equivalent adjustment	6	5	7	6	7

Total consolidated revenue, taxable-equivalent basis	$1,712	$1,540	$3,517	$1,792	$1,748

(e)	Amounts for PFPC represent the sum of total operating revenue and net nonoperating income (expense) less debt financing costs.

Period-end Employees	March 31 2007	December 31 2006	September 30 2006	June 30 2006	March 31 2006
Full-time employees
Retail Banking	11,645	9,549	9,531	9,674	9,725
Corporate & Institutional Banking	2,038	1,936	1,925	1,899	1,892
PFPC	4,400	4,381	4,317	4,314	4,291
Other, including BlackRock
Operations & Technology	4,573	3,988	4,006	3,994	3,942
Staff Services	1,979	1,601	1,595	1,593	1,560
BlackRock				2,317	2,232

Total Other	6,552	5,589	5,601	7,904	7,734

Total full-time employees	24,635	21,455	21,374	23,791	23,642
Total part-time employees	3,060	2,328	2,165	2,241	2,003

Total employees	27,695	23,783	23,539	26,032	25,645

The period-end employee statistics disclosed for each business reflect staff directly employed by the respective business and exclude operations, technology and staff services employees. No employees are shown for BlackRock at March 31, 2007, December 31, 2006 or September 30, 2006 as we deconsolidated BlackRock effective September 29, 2006. Mercantile employees are included in the Retail Banking, Corporate & Institutional Banking, and Other businesses at March 31, 2007.

THE PNC FINANCIAL SERVICES GROUP, INC.

Retail Banking (Unaudited)

Three months ended Taxable-equivalent basis (a) Dollars in millions	March 31 2007	December 31 2006	September 30 2006	June 30 2006	March 31 2006
INCOME STATEMENT
Net interest income	$452	$419	$427	$424	$408
Noninterest income	387	380	364	358	345

Total revenue	839	799	791	782	753
Provision for credit losses	23	35	9	28	9
Noninterest expense	496	471	456	460	440

Pretax earnings	320	293	326	294	304
Income taxes	119	109	120	109	114

Earnings	$201	$184	$206	$185	$190

AVERAGE BALANCE SHEET
Loans
Consumer
Home equity	$13,881	$13,807	$13,849	$13,816	$13,778
Indirect	1,480	1,133	1,069	1,019	987
Other consumer	1,490	1,322	1,221	1,202	1,248

Total consumer	16,851	16,262	16,139	16,037	16,013
Commercial	8,201	5,907	5,821	5,715	5,433
Floor plan	952	853	854	964	970
Residential mortgage	1,781	1,031	1,509	1,577	1,648
Other	233	234	250	248	236

Total loans	28,018	24,287	24,573	24,541	24,300
Goodwill and other intangible assets	2,942	1,574	1,580	1,586	1,582
Loans held for sale	1,562	1,505	1,513	1,535	1,880
Other assets	1,927	1,671	1,640	1,621	1,607

Total assets	$34,449	$29,037	$29,306	$29,283	$29,369

Deposits
Noninterest-bearing demand	$8,871	$7,834	$7,848	$7,908	$7,777
Interest-bearing demand	8,354	7,865	7,787	7,950	8,025
Money market	15,669	14,822	14,832	14,697	14,644

Total transaction deposits	32,894	30,521	30,467	30,555	30,446
Savings	2,243	1,877	1,976	2,109	2,183
Certificates of deposit	15,738	14,694	14,053	13,560	13,115

Total deposits	50,875	47,092	46,496	46,224	45,744
Other liabilities	708	598	515	537	560
Capital	3,287	3,034	2,988	2,979	2,943

Total funds	$54,870	$50,724	$49,999	$49,740	$49,247

PERFORMANCE RATIOS
Return on average capital	25%	24%	27%	25%	26%
Noninterest income to total revenue	46	48	46	46	46
Efficiency	59	59	58	59	58

(a)	See notes (a), (b) and (d) on page 4.

THE PNC FINANCIAL SERVICES GROUP, INC.

Retail Banking (Unaudited) (Continued)

Three months ended	March 31 2007	December 31 2006	September 30 2006	June 30 2006	March 31 2006
OTHER INFORMATION, INCLUDING MERCANTILE (a) (b)
Other statistics:
Full-time employees	11,645	9,549	9,531	9,674	9,725
Part-time employees	2,417	1,829	1,660	1,526	1,373
ATMs	3,862	3,581	3,594	3,553	3,763
Branches (c)	1,077	852	848	846	846

ASSETS UNDER ADMINISTRATION (in billions) (d)

Assets under management
Personal	$54	$44	$42	$40	$40
Institutional	22	10	10	10	10

Total	$76	$54	$52	$50	$50

Asset Type
Equity	$41	$34	$32	$31	$32
Fixed income	20	12	12	12	12
Liquidity/Other	15	8	8	7	6

Total	$76	$54	$52	$50	$50

Nondiscretionary assets under administration
Personal	$31	$25	$27	$25	$28
Institutional	80	61	62	60	59

Total	$111	$86	$89	$85	$87

Asset Type
Equity	$42	$33	$32	$31	$33
Fixed income	28	24	27	26	26
Liquidity/Other	41	29	30	28	28

Total	$111	$86	$89	$85	$87

(a)	Presented as of period-end.
(b)	Amounts include the impact of Mercantile, which we acquired effective March 2, 2007.
(c)	Excludes certain satellite branches that provide limited products and service hours.
(d)	Excludes brokerage account assets.

THE PNC FINANCIAL SERVICES GROUP, INC.

Retail Banking (Unaudited) (Continued)

Three months ended Dollars in millions except as noted	March 31 2007	December 31 2006	September 30 2006	June 30 2006	March 31 2006
OTHER INFORMATION, EXCLUDING MERCANTILE (a) (b)

Credit-related statistics:
Total nonperforming assets (c)	$101	$106	$95	$104	$93
Net charge-offs	$26	$21	$31	$19	$14
Annualized net charge-off ratio	.43%	.34%	.50%	.31%	.23%

Home equity portfolio credit statistics:
% of first lien positions	43%	43%	44%	45%	45%
Weighted average loan-to-value ratios	70%	70%	69%	69%	68%
Weighted average FICO scores	726	728	728	728	727
Loans 90 days past due	.25%	.24%	.22%	.21%	.22%

Checking-related statistics:
Retail Banking checking relationships	1,962,000	1,954,000	1,958,000	1,956,000	1,950,000
Consumer DDA households using online banking	960,000	938,000	920,000	897,000	880,000
% of consumer DDA households using online banking	54%	53%	52%	51%	50%
Consumer DDA households using online bill payment	450,000	404,000	361,000	305,000	253,000
% of consumer DDA households using online bill payment	25%	23%	20%	17%	14%

Small business loans and managed deposits:
Small business loans	$5,218	$5,101	$5,023	$4,882	$4,652
Managed deposits:
On-balance sheet
Noninterest-bearing demand	$4,236	$4,387	$4,370	$4,319	$4,357
Interest-bearing demand	1,627	1,724	1,545	1,392	1,454
Money market	2,629	2,755	2,658	2,617	2,705
Certificates of deposit	746	802	647	574	553
Off-balance sheet (d)
Small business sweep checking	1,833	1,812	1,676	1,532	1,454

Total managed deposits	$11,071	$11,480	$10,896	$10,434	$10,523

Brokerage statistics:
Margin loans	$166	$163	$170	$194	$205
Financial consultants (e)	757	758	752	775	783
Full service brokerage offices	99	99	99	100	100
Brokerage account assets (billions)	$46	$46	$44	$43	$43

Other statistics:
Gains on sales of education loans (f)	$3	$11	$11	$7	$4

(a)	Presented as of period-end, except for net charge-offs, annualized net charge-off ratio, gains on sales of education loans, and small business loans and managed deposits, which are for the three months ended.
(b)	Amounts exclude the impact of Mercantile, which we acquired effective March 2, 2007.
(c)	Includes nonperforming loans of $93 million at March 31, 2007 and $84 million at March 31, 2006.
(d)	Represents small business balances, a portion of which are calculated on a one-month lag. These balances are swept into liquidity products managed by other PNC business segments, the majority of which are off-balance sheet.
(e)	Financial consultants provide services in full service brokerage offices and PNC traditional branches.
(f)	Included in “Noninterest income” on page 5.

THE PNC FINANCIAL SERVICES GROUP, INC.

Corporate & Institutional Banking (Unaudited)

Three months ended Taxable-equivalent basis (a) Dollars in millions except as noted	March 31 2007	December 31 2006	September 30 2006	June 30 2006	March 31 2006
INCOME STATEMENT
Net interest income	$183	$186	$178	$169	$170
Noninterest income
Corporate service fees	127	149	131	133	113
Other	60	55	43	76	52

Noninterest income	187	204	174	209	165

Total revenue	370	390	352	378	335
Provision for (recoveries of) credit losses	(16)	6	7	17	12
Noninterest expense	193	199	181	191	175

Pretax earnings	193	185	164	170	148
Income taxes	61	59	53	55	46

Earnings	$132	$126	$111	$115	$102

AVERAGE BALANCE SHEET
Loans
Corporate (b)	$8,909	$8,885	$8,670	$8,692	$8,410
Commercial real estate	3,253	3,143	2,953	2,760	2,643
Commercial—real estate related	2,733	2,189	2,476	2,484	2,454
Asset-based lending	4,513	4,594	4,563	4,452	4,252

Total loans (b)	19,408	18,811	18,662	18,388	17,759
Goodwill and other intangible assets	1,544	1,399	1,366	1,328	1,314
Loans held for sale	1,302	965	865	875	866
Other assets	4,244	4,550	4,288	3,978	3,849

Total assets	$26,498	$25,725	$25,181	$24,569	$23,788

Deposits
Noninterest-bearing demand	$7,083	$7,210	$6,817	$6,353	$6,697
Money market	4,530	3,644	2,678	2,168	2,110
Other	926	921	995	933	777

Total deposits	12,539	11,775	10,490	9,454	9,584
Other liabilities	2,850	3,093	2,967	2,826	2,557
Capital	2,064	1,935	1,735	1,882	1,802

Total funds	$17,453	$16,803	$15,192	$14,162	$13,943

PERFORMANCE RATIOS
Return on average capital	26%	26%	25%	25%	23%
Noninterest income to total revenue	51	52	49	55	49
Efficiency	52	51	51	51	52

COMMERCIAL MORTGAGE SERVICING PORTFOLIO (in billions)
Beginning of period	$200	$180	$151	$140	$136
Acquisitions/additions	16	33	37	19	13
Repayments/transfers	(10)	(13)	(8)	(8)	(9)

End of period	$206	$200	$180	$151	$140

OTHER INFORMATION
Consolidated revenue from: (c)
Treasury Management	$110	$107	$106	$104	$101
Capital Markets	$67	$79	$64	$76	$64
Midland Loan Services	$54	$53	$47	$42	$42
Total loans (d)	$21,193	$18,957	$19,265	$18,758	$18,163
Nonperforming assets (d)	$64	$63	$94	$125	$111
Net charge-offs	$7	$24	$14	$12	$4
Full-time employees (d)	2,038	1,936	1,925	1,899	1,892
Net gains on commercial mortgage loan sales	$15	$18	$12	$18	$7
Net carrying amount of commercial mortgage servicing rights (d)	$487	$471	$414	$385	$353

(a)	See notes (a), (b) and (d) on page 4.
(b)	Includes lease financing.
(c)	Represents consolidated PNC amounts.
(d)	Presented as of period end.

THE PNC FINANCIAL SERVICES GROUP, INC.

PFPC (Unaudited) (a)

Three months ended Dollars in millions except as noted	March 31 2007	December 31 2006	September 30 2006	June 30 2006	March 31 2006
INCOME STATEMENT
Servicing revenue	$194	$190	$183	$184	$190
Distribution/out-of-pocket revenue	106	64	35	34	37

Total operating revenue	300	254	218	218	227

Operating expense	139	133	131	133	136
Distribution/out-of-pocket expense	106	64	35	34	37

Total expense	245	197	166	167	173

Operating income	55	57	52	51	54
Debt financing	10	10	11	11	10
Nonoperating income	2	1	1	1	1

Pretax earnings	47	48	42	41	45
Income taxes (b)	16	17	2	15	18

Earnings	$31	$31	$40	$26	$27

PERIOD-END BALANCE SHEET
Goodwill and other intangible assets	$1,008	$1,012	$1,015	$1,018	$1,022
Other assets	1,370	1,192	1,038	1,398	1,363

Total assets	$2,378	$2,204	$2,053	$2,416	$2,385

Debt financing	$760	$792	$813	$852	$890
Other liabilities	1,091	917	772	1,137	1,094
Shareholder’s equity	527	495	468	427	401

Total funds	$2,378	$2,204	$2,053	$2,416	$2,385

PERFORMANCE RATIOS
Return on average equity	25%	26%	35%	25%	28%
Operating margin (c)	18	22	24	23	24
Operating margin, as adjusted (d)	28	30	28	28	28

SERVICING STATISTICS (at period end)
Accounting/administration net fund assets (in billions) (e)
Domestic	$731	$746	$695	$671	$665
Offshore	91	91	79	72	85

Total	$822	$837	$774	$743	$750

Asset type (in billions)
Money market	$280	$281	$260	$247	$238
Equity	352	354	331	317	338
Fixed income	111	117	111	110	107
Other	79	85	72	69	67

Total	$822	$837	$774	$743	$750

Custody fund assets (in billions)	$435	$427	$399	$389	$383

Shareholder accounts (in millions)
Transfer agency	18	18	18	18	20
Subaccounting	50	50	48	47	45

Total	68	68	66	65	65

OTHER INFORMATION
Period-end full-time employees	4,400	4,381	4,317	4,314	4,291

(a)	See notes (a) and (b) on page 4.
(b)	Income taxes for the quarter ended September 30, 2006 included the benefit of a $13.5 million reversal of deferred taxes related to foreign subsidiary earnings.
(c)	Operating income divided by total operating revenue.
(d)	Reconciliation of reported amounts to amounts used in the calculation of the operating margin, as adjusted:

Total operating revenue	$300	$254	$218	$218	$227
Less: PFPC distribution/out-of-pocket revenue	106	64	35	34	37

Total operating revenue, as adjusted	$194	$190	$183	$184	$190

Total expense	$245	$197	$166	$167	$173
Less: PFPC distribution/out-of-pocket expense	106	64	35	34	37

Total expense, as adjusted	$139	$133	$131	$133	$136

Total operating income, as adjusted	$55	$57	$52	$51	$54

We have provided the operating margin, as adjusted, because the distribution/out-of-pocket revenue and expense have no impact on PFPC operating income or earnings. Therefore, we believe that this adjusted performance ratio may assist shareholders, investor analysts, regulators and others in their evaluation of PFPC’s performance.

(e)	Includes alternative investment net assets serviced.

THE PNC FINANCIAL SERVICES GROUP, INC.

Efficiency Ratios (Unaudited)

	Three months ended
	March 31 2007	December 31 2006	September 30 2006	June 30 2006	March 31 2006
Efficiency, as reported (a)	61%	63%	33%	64%	67%
Efficiency, as adjusted (b)	59%	61%	61%	59%	61%

(a)	Calculated as noninterest expense divided by the sum of net interest income and noninterest income on the Consolidated Income Statement.
(b)	Calculated as PNC’s efficiency ratio adjusted (1) for the impact of certain specified items, and (2) as if we had recorded our investment in BlackRock on the equity method for all periods presented. We have provided these adjusted amounts and reconciliations so that shareholders, investor analysts, regulators and others will be better able to evaluate the impact of these items on our “as reported” efficiency ratio for these periods, in addition to providing a basis of comparability for the impact of the BlackRock deconsolidation. Amounts used for these adjusted ratios are reconciled to amounts used in the PNC efficiency ratio as reported (GAAP basis).

	Three months ended
Dollars in millions	March 31 2007	December 31 2006	September 30 2006	June 30 2006	March 31 2006
Reconciliation of GAAP amounts with amounts used in the calculation of the adjusted efficiency ratio:
GAAP basis - net interest income	$623	$566	$567	$556	$556
Adjustment to net interest income: BlackRock equity method (c)			(3)	(4)	(3)

Adjusted net interest income	$623	$566	$564	$552	$553

GAAP basis - noninterest income	$1,083	$969	$2,943	$1,230	$1,185
Adjustments:
Gain on BlackRock/MLIM transaction			(2,078)
Securities portfolio rebalancing loss			196
Mortgage loan portfolio repositioning loss			48
Integration costs	2	10
Gain related to transfer of BlackRock shares for LTIP	(82)
Loss from the net mark-to-market adjustment on BlackRock LTIP shares obligation	30	12
PFPC distribution/out-of-pocket revenue	(106)	(64)	(35)	(34)	(37)
BlackRock equity method (c)			(277)	(312)	(354)

Adjusted noninterest income	$927	$927	$797	$884	$794

Adjusted total revenue	$1,550	$1,493	$1,361	$1,436	$1,347

GAAP basis - noninterest expense	$1,036	$969	$1,167	$1,145	$1,162
Adjustments:
Integration costs	(11)		(72)	(13)	(6)
PFPC distribution/out-of-pocket expense	(106)	(64)	(35)	(34)	(37)
BlackRock equity method (c)			(223)	(251)	(291)

Adjusted noninterest expense	$919	$905	$837	$847	$828

Adjusted efficiency ratio	59%	61%	61%	59%	61%

(c)	See Appendix to Financial Supplement.

THE PNC FINANCIAL SERVICES GROUP, INC.

Details of Net Interest Income, Net Interest Margin, and Trading Revenue (Unaudited)

Taxable-equivalent basis

	Three months ended
Net Interest Income In millions	March 31 2007	December 31 2006	September 30 2006	June 30 2006	March 31 2006
Interest income
Loans	$899	$824	$841	$801	$750
Securities available for sale	311	279	272	255	244
Other	112	119	97	76	79

Total interest income	1,322	1,222	1,210	1,132	1,073

Interest expense
Deposits	469	450	434	379	327
Borrowed funds	224	201	202	191	183

Total interest expense	693	651	636	570	510

Net interest income (a)	$629	$571	$574	$562	$563

(a) The following is a reconciliation of net interest income as reported in the Consolidated Income Statement (GAAP basis) to net interest income on a taxable-equivalent basis:

	Three months ended
In millions	March 31 2007	December 31 2006	September 30 2006	June 30 2006	March 31 2006
Net interest income, GAAP basis	$623	$566	$567	$556	$556
Taxable-equivalent adjustment	6	5	7	6	7

Net interest income, taxable-equivalent basis	$629	$571	$574	$562	$563

	Three months ended
Net Interest Margin	March 31 2007	December 31 2006	September 30 2006	June 30 2006	March 31 2006
Average yields/rates
Yield on interest-earning assets
Loans	6.68%	6.63%	6.59%	6.38%	6.14%
Securities available for sale	5.31	5.27	5.01	4.76	4.66
Other	5.83	5.56	5.78	5.23	5.04
Total yield on interest-earning assets	6.23	6.15	6.09	5.84	5.64
Rate on interest-bearing liabilities
Deposits	3.52	3.54	3.43	3.11	2.81
Borrowed funds	5.33	5.39	5.40	5.06	4.65
Total rate on interest-bearing liabilities	3.95	3.97	3.88	3.56	3.27

Interest rate spread	2.28	2.18	2.21	2.28	2.37
Impact of noninterest-bearing sources	.67	.70	.68	.62	.58

Net interest margin	2.95%	2.88%	2.89%	2.90%	2.95%

	Three months ended
Trading Revenue (b) In millions	March 31 2007	December 31 2006	September 30 2006	June 30 2006	March 31 2006
Net interest income (expense)		$(2)	$(1)	$(3)
Noninterest income	$52	33	38	55	$57

Total trading revenue	$52	$31	$37	$52	$57

Securities underwriting and trading (c)	$9	$11	$7	$6	$14
Foreign exchange	14	13	11	17	14
Financial derivatives	29	7	19	29	29

Total trading revenue	$52	$31	$37	$52	$57

(b)	See pages 12-13 for disclosure of average trading assets and liabilities.
(c)	Includes changes in fair value for certain loans accounted for at fair value. See page 12 for disclosure of average loans at fair value.

THE PNC FINANCIAL SERVICES GROUP, INC.

Average Consolidated Balance Sheet (Unaudited)

Three months ended - in millions	March 31 2007	December 31 2006	September 30 2006	June 30 2006	March 31 2006
Assets
Interest-earning assets:
Securities available for sale
Residential mortgage-backed	$17,198	$16,082	$15,282	$14,247	$13,882
Commercial mortgage-backed	3,338	2,640	2,182	2,348	2,043
Asset-backed	1,876	1,561	1,457	1,170	1,055
U.S. Treasury and government agencies	394	441	2,285	3,181	3,465
State and municipal	162	140	144	152	156
Other debt	79	89	90	88	89
Corporate stocks and other	347	277	259	230	216

Total securities available for sale (a)	23,394	21,230	21,699	21,416	20,906
Loans, net of unearned income
Commercial	21,479	20,458	20,431	20,348	19,556
Commercial real estate	5,478	3,483	3,268	3,071	3,021
Consumer	16,865	16,272	16,150	16,049	16,184
Residential mortgage	7,173	5,606	7,332	7,353	7,272
Lease financing	2,534	2,789	2,790	2,761	2,769
Other	527	385	367	354	344

Total loans, net of unearned income	54,056	48,993	50,338	49,936	49,146
Loans held for sale	2,955	3,167	2,408	2,411	2,745
Federal funds sold and resale agreements	2,092	2,049	1,401	613	488
Other	2,735	3,198	2,805	2,795	3,147

Total interest-earning assets	85,232	78,637	78,651	77,171	76,432
Noninterest-earning assets:
Allowance for loan and lease losses	(612)	(557)	(609)	(600)	(600)
Cash and due from banks	2,945	2,999	3,161	3,140	3,187
Other	19,857	17,969	14,142	13,736	13,110

Total assets	$107,422	$99,048	$95,345	$93,447	$92,129

Supplemental Average Balance Sheet Information
Trading Assets
Securities (b)	$1,569	$2,111	$1,460	$1,477	$1,797
Resale agreements (c)	820	1,247	537	378	321
Financial derivatives (d)	1,115	1,209	1,220	1,251	908
Loans at fair value (d)	193	172	168	170

Total trading assets	$3,697	$4,739	$3,385	$3,276	$3,026

(a)	Average securities held to maturity totaled less than $.5 million for each of the periods presented and are included in the “Other debt” category above.
(b)	Included in “Interest-earning assets-Other” above.
(c)	Included in “Federal funds sold and resale agreements” above.
(d)	Included in “Noninterest-earning assets-Other” above.

THE PNC FINANCIAL SERVICES GROUP, INC.

Average Consolidated Balance Sheet (Unaudited) (Continued)

Three months ended - in millions	March 31 2007	December 31 2006	September 30 2006	June 30 2006	March 31 2006
Liabilities, Minority and Noncontrolling Interests, and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits
Money market	$22,503	$20,879	$20,565	$19,019	$18,482
Demand	8,671	8,143	8,075	8,229	8,304
Savings	2,250	1,882	2,021	2,177	2,250
Retail certificates of deposit	15,691	14,837	14,209	13,686	13,243
Other time	1,623	1,355	1,467	1,323	1,309
Time deposits in foreign offices	3,129	3,068	3,712	4,276	3,396

Total interest-bearing deposits	53,867	50,164	50,049	48,710	46,984
Borrowed funds
Federal funds purchased	4,533	3,167	3,831	2,715	2,594
Repurchase agreements	1,858	2,264	2,027	2,226	2,307
Bank notes and senior debt	4,182	2,757	2,801	3,145	3,824
Subordinated debt	4,370	4,361	4,436	4,437	4,437
Other	1,877	2,161	1,627	2,504	2,599

Total borrowed funds	16,820	14,710	14,722	15,027	15,761

Total interest-bearing liabilities	70,687	64,874	64,771	63,737	62,745
Noninterest-bearing liabilities, minority and noncontrolling interests, and shareholders’ equity:
Demand and other noninterest-bearing deposits	15,807	14,827	14,549	13,926	13,966
Allowance for unfunded loan commitments and letters of credit	126	117	104	103	101
Accrued expenses and other liabilities	7,961	7,882	6,346	6,305	6,106
Minority and noncontrolling interests in consolidated entities	893	542	640	631	589
Shareholders’ equity	11,948	10,806	8,935	8,745	8,622

Total liabilities, minority and noncontrolling interests, and shareholders’ equity	$107,422	$99,048	$95,345	$93,447	$92,129

Supplemental Average Balance Sheet Information
Deposits and Common Shareholders’ Equity
Interest-bearing deposits	$53,867	$50,164	$50,049	$48,710	$46,984
Demand and other noninterest-bearing deposits	15,807	14,827	14,549	13,926	13,966

Total deposits	$69,674	$64,991	$64,598	$62,636	$60,950

Transaction deposits	$46,981	$43,849	$43,189	$41,174	$40,752

Common shareholders’ equity	$11,941	$10,799	$8,928	$8,738	$8,615

Trading Liabilities
Securities sold short (a)	$1,264	$1,553	$867	$769	$663
Repurchase agreements and other borrowings (b)	363	1,096	708	641	886
Financial derivatives (c)	1,126	1,156	1,151	1,200	901
Borrowings at fair value (c)	39	34	40	48

Total trading liabilities	$2,792	$3,839	$2,766	$2,658	$2,450

(a)	Included in “Borrowed funds-Other” above.
(b)	Included in “Borrowed funds-Repurchase agreements” and “Borrowed funds-Other” above.
(c)	Included in “Accrued expenses and other liabilities” above.

THE PNC FINANCIAL SERVICES GROUP, INC.

Details of Loans and Lending Statistics (Unaudited)

Loans

Period ended - in millions	March 31 2007	December 31 2006	September 30 2006	June 30 2006	March 31 2006
Commercial	$23,522	$20,584	$20,684	$20,564	$19,927
Commercial real estate
Real estate projects	8,769	2,716	2,691	2,438	2,325
Mortgage	602	816	794	768	721

Total commercial real estate	9,371	3,532	3,485	3,206	3,046

Equipment lease financing	3,527	3,556	3,609	3,583	3,558

Total commercial lending	36,420	27,672	27,778	27,353	26,531

Consumer
Home equity	14,263	13,749	13,876	13,853	13,787
Automobile	1,956	1,135	1,061	1,008	958
Other	1,769	1,631	1,419	1,388	1,363

Total consumer	17,988	16,515	16,356	16,249	16,108

Residential mortgage	9,158	6,337	5,234	7,416	7,362
Other	364	376	347	358	352
Unearned income	(1,005)	(795)	(815)	(828)	(832)

Total, net of unearned income	$62,925	$50,105	$48,900	$50,548	$49,521

	March 31 2007	March 31 2006
Commercial Lending Exposure (a)
Investment grade or equivalent	47%	47%
Non-investment grade
$50 million or greater	3%	2%
All other non-investment grade	50%	51%

Total	100%	100%

(a) Exposure represents the sum of all loans, leases, commitments and letters of credit, excluding those related to Mercantile.

THE PNC FINANCIAL SERVICES GROUP, INC.

Allowances for Loan and Lease Losses and Unfunded Loan Commitments and Letters of Credit, and Net Unfunded Commitments (Unaudited)

Change in Allowance for Loan and Lease Losses

Three months ended - in millions	March 31 2007	December 31 2006	September 30 2006	June 30 2006	March 31 2006
Beginning balance	$560	$566	$611	$597	$596
Charge-offs
Commercial	(31)	(23)	(39)	(30)	(16)
Commercial real estate		(1)	(2)
Equipment lease financing		(14)
Consumer	(17)	(15)	(13)	(12)	(12)
Residential mortgage		(1)	(2)

Total charge-offs	(48)	(54)	(56)	(42)	(28)
Recoveries
Commercial	7	3	6	4	6
Commercial real estate		1
Equipment lease financing		1		4
Consumer	5	4	3	4	4

Total recoveries	12	9	9	12	10
Net recoveries (charge-offs)
Commercial	(24)	(20)	(33)	(26)	(10)
Commercial real estate			(2)
Equipment lease financing		(13)		4
Consumer	(12)	(11)	(10)	(8)	(8)
Residential mortgage		(1)	(2)

Total net charge-offs	(36)	(45)	(47)	(30)	(18)
Provision for credit losses	8	42	16	44	22
Acquired allowance - Mercantile	142
Net change in allowance for unfunded loan commitments and letters of credit	16	(3)	(14)		(3)

Ending balance	$690	$560	$566	$611	$597

Supplemental Information
Commercial lending net charge-offs (a)	$(24)	$(33)	$(35)	$(22)	$(10)
Consumer lending net charge-offs (b)	(12)	(12)	(12)	(8)	(8)

Total net charge-offs	$(36)	$(45)	$(47)	$(30)	$(18)
Net charge-offs to average loans
Commercial lending	.33%	.49%	.52%	.34%	.16%
Consumer lending	.20	.22	.20	.14	.14
Reconciliation of total net charge-offs to total net charge-offs excluding the impact of Mercantile
Total net charge-offs	$(36)	$(45)	$(47)	$(30)	$(18)
Mercantile net charge-offs	(3)

Total net charge-offs excluding Mercantile	$(33)	$(45)	$(47)	$(30)	$(18)

(a) Includes commercial, commercial real estate and equipment lease financing.
(b) Includes consumer and residential mortgage.
Change in Allowance for Unfunded Loan Commitments and Letters of Credit
Three months ended - in millions	March 31 2007	December 31 2006	September 30 2006	June 30 2006	March 31 2006
Beginning balance	$120	$117	$103	$103	$100
Acquired allowance (Mercantile)	17
Net change in allowance for unfunded loan commitments and letters of credit	(16)	3	14		3

Ending balance	$121	$120	$117	$103	$103

Net Unfunded Commitments In millions	March 31 2007	December 31 2006	September 30 2006	June 30 2006	March 31 2006

Net unfunded commitments	$49,267	$44,835	$43,804	$40,904	$40,806

THE PNC FINANCIAL SERVICES GROUP, INC.

Details of Nonperforming Assets (Unaudited)

Nonperforming Assets by Type

Period ended - in millions	March 31 2007	December 31 2006	September 30 2006	June 30 2006	March 31 2006
Nonaccrual loans
Commercial	$121	$109	$112	$151	$127
Commercial real estate	25	12	14	12	13
Equipment lease financing	2	1	14	16	16
Consumer	14	13	14	14	11
Residential mortgage	16	12	13	14	15

Total nonaccrual loans	178	147	167	207	182
Troubled debt restructured loan				1

Total nonperforming loans	178	147	167	208	182
Foreclosed and other assets
Equipment lease financing	12	12	12	12	13
Residential mortgage	11	10	9	8	8
Other	3	2	3	3	3

Total foreclosed and other assets	26	24	24	23	24

Total nonperforming assets (a) (b)	$204	$171	$191	$231	$206

Nonperforming loans to total loans	.28%	.29%	.34%	.41%	.37%
Nonperforming assets to total loans and foreclosed assets	.32	.34	.39	.46	.42
Nonperforming assets to total assets	.17	.17	.19	.24	.22

(a) Excludes equity management assets carried at estimated fair value (amounts include troubled debt restructured assets of $4 million, $4 million, $4 million, $7 million, and $7 million, respectively) and loans held for sale carried at lower of cost or market value ($18 million at March 31, 2007 and $1 million at March 31, 2006):	$33	$11	$12	$18	$22
(b) Total nonperforming assets at March 31, 2007 of $204 million include $35 million related to Mercantile. Therefore, total nonperforming assets at that date excluding Mercantile total $169 million.

Change in Nonperforming Assets

In millions	Three months ended
January 1, 2007	$171
Transferred from accrual	76
Acquisition - Mercantile	35
Asset sales	(3)
Returned to performing	(4)
Charge-offs and valuation adjustments	(22)
Principal activity including payoffs	(49)

March 31, 2007	$204

THE PNC FINANCIAL SERVICES GROUP, INC.

Details of Nonperforming Assets (Unaudited) (Continued)

Nonperforming Assets by Business

Period ended - in millions	March 31 2007	December 31 2006	September 30 2006	June 30 2006	March 31 2006
Retail Banking
Nonperforming loans	$93	$96	$85	$95	$84
Foreclosed and other assets	8	10	10	9	9

Total	$101	$106	$95	$104	$93

Corporate & Institutional Banking
Nonperforming loans	$51	$50	$81	$112	$97
Foreclosed and other assets	13	13	13	13	14

Total	$64	$63	$94	$125	$111

Other (a)
Nonperforming loans	$34	$1	$1	$1	$1
Foreclosed and other assets	5	1	1	1	1

Total	$39	$2	$2	$2	$2

Consolidated Totals
Nonperforming loans	$178	$147	$167	$208	$182
Foreclosed and other assets	26	24	24	23	24

Total (b)	$204	$171	$191	$231	$206

(a)	Includes Mercantile ($35 million) for first quarter 2007 and residential mortgages related to PNC’s A&L management function.

Largest Individual Nonperforming Assets at March 31, 2007 - in millions (b)

Ranking	Outstandings	Industry
1	$12	Air Transportation
2	11	Merchant Wholesalers, Durable Goods
3	7	Other Commercial Printing
4	7	Computer and Electronic Product Manufacturing
5	7	Transportation Equipment Manufacturing
6	6	Real Estate
7	4	Real Estate
8	4	Plastics and Rubber Products Manufacturing
9	4	Fabricated Metal Product Manufacturing
10	3	Transportation Equipment Manufacturing

Total	$65

As a percent of total nonperforming assets
	32%

(b)	Amounts shown are not net of related allowance for loan and lease losses, if applicable.

Glossary of Terms

Accounting/administration net fund assets - Net domestic and foreign fund investment assets for which we provide accounting and administration services. We do not include these assets on our Consolidated Balance Sheet.

Adjusted average total assets - Primarily comprised of total average quarterly (or annual) assets plus (less) unrealized losses (gains) on available-for-sale debt securities, less goodwill and certain other intangible assets (net of eligible deferred taxes).

Annualized - Adjusted to reflect a full year of activity.

Assets under management - Assets over which we have sole or shared investment authority for our customers/clients. We do not include these assets on our Consolidated Balance Sheet.

Basis point - One hundredth of a percentage point.

Charge-off - Process of removing a loan or portion of a loan from our balance sheet because it is considered uncollectible. We also record a charge-off when a loan is transferred to held for sale by reducing the loan’s carrying amount by the allowance for loan losses associated with such loan or if the loan’s market value is less than its carrying amount.

Common shareholders’ equity to total assets - Common shareholders’ equity divided by total assets. Common shareholders’ equity equals total shareholders’ equity less the liquidation value of preferred stock.

Custody assets - Investment assets held on behalf of clients under safekeeping arrangements. We do not include these assets on our Consolidated Balance Sheet. Investment assets held in custody at other institutions on our behalf are included in the appropriate asset categories on the Consolidated Balance Sheet as if physically held by us.

Derivatives - Financial contracts whose value is derived from publicly traded securities, interest rates, currency exchange rates or market indices. Derivatives cover a wide assortment of financial contracts, including forward contracts, futures, options and swaps.

Duration of equity - An estimate of the rate sensitivity of our economic value of equity. A negative duration of equity is associated with asset sensitivity (i.e., positioned for rising interest rates), while a positive value implies liability sensitivity (i.e., positioned for declining interest rates). For example, if the duration of equity is +1.5 years, the economic value of equity declines by 1.5% for each 100 basis point increase in interest rates.

Earning assets - Assets that generate income, which include: federal funds sold; resale agreements; other short-term investments, including trading securities; loans held for sale; loans, net of unearned income; securities; and certain other assets.

Economic capital - Represents the amount of resources that our business segments should hold to guard against potentially large losses that could cause insolvency. It is based on a measurement of economic risk, as opposed to risk as defined by regulatory bodies. The economic capital measurement process involves converting a risk distribution to the capital that is required to support the risk, consistent with our target credit rating. As such, economic risk serves as a “common currency” of risk that allows us to compare different risks on a similar basis.

Economic value of equity (“EVE”) - The present value of the expected cash flows of our existing assets less the present value of the expected cash flows of our existing liabilities, plus the present value of the net cash flows of our existing off-balance sheet positions.

Effective duration - A measurement, expressed in years, that, when multiplied by a change in interest rates, would approximate the percentage change in value of on- and off- balance sheet positions.

Efficiency - Noninterest expense divided by the sum of net interest income and noninterest income.

Funds transfer pricing - A management accounting methodology designed to recognize the net interest income effects of sources and uses of funds provided by the assets and liabilities of our business segments. We assign these balances LIBOR-based funding rates at origination that represent the interest cost for us to raise/invest funds with similar maturity and repricing structures.

Futures and forward contracts - Contracts in which the buyer agrees to purchase and the seller agrees to deliver a specific financial instrument at a predetermined price or yield. May be settled either in cash or by delivery of the underlying financial instrument.

GAAP - Accounting principles generally accepted in the United States of America.

Leverage ratio -Tier 1 risk-based capital divided by adjusted average total assets.

Net interest margin - Annualized taxable-equivalent net interest income divided by average earning assets.

Nondiscretionary assets under administration - Assets we hold for our customers/clients in a non-discretionary, custodial capacity. We do not include these assets on our Consolidated Balance Sheet.

Noninterest income to total revenue - Noninterest income divided by the sum of net interest income and noninterest income.

Nonperforming assets - Nonperforming assets include nonaccrual loans, troubled debt restructured loans, foreclosed assets and other assets. We do not accrue interest income on assets classified as nonperforming.

Nonperforming loans - Nonperforming loans include loans to commercial, commercial real estate, equipment lease financing, consumer, and residential mortgage customers as well as troubled debt restructured loans. Nonperforming loans do not include nonperforming loans held for sale or foreclosed and other assets. We do not accrue interest income on loans classified as nonperforming.

Notional amount - A number of currency units, shares, or other units specified in a derivatives contract.

Operating leverage - The period to period percentage change in total revenue less the percentage change in noninterest expense. A positive percentage indicates that revenue growth exceeded expense growth (i.e., positive operating leverage) while a negative percentage implies expense growth exceeded revenue growth (i.e., negative operating leverage).

Recovery - Cash proceeds received on a loan that we had previously charged off. We credit the amount received to the allowance for loan and lease losses.

Return on average capital - Annualized net income divided by average capital.

Return on average assets - Annualized net income divided by average assets.

Return on average common equity - Annualized net income divided by average common shareholders’ equity.

Risk-weighted assets - Primarily computed by the assignment of specific risk-weights (as defined by The Board of Governors of the Federal Reserve System) to assets and off-balance sheet instruments.

Securitization - The process of legally transforming financial assets into securities.

Tangible common equity ratio - Period-end common shareholders’ equity less goodwill and other intangible assets (net of eligible deferred taxes), and excluding mortgage servicing rights, divided by period-end assets less goodwill and other intangible assets (net of eligible deferred taxes), and excluding mortgage servicing rights.

Taxable-equivalent interest - The interest income earned on certain assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all interest-earning assets, we also provide revenue on a taxable-equivalent basis by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income on taxable investments. This adjustment is not permitted under GAAP on the Consolidated Income Statement.

Tier 1 risk-based capital - Tier 1 risk-based capital equals: total shareholders’ equity, plus trust preferred capital securities, plus certain minority interests that are held by others; less goodwill and certain other intangible assets (net of eligible deferred taxes), less equity investments in nonfinancial companies and less net unrealized holding losses on available-for-sale equity securities. Net unrealized holding gains on available-for-sale equity securities, net unrealized holding gains (losses) on available-for-sale debt securities and net unrealized holding gains (losses) on cash flow hedge derivatives are excluded from total shareholders’ equity for tier 1 risk-based capital purposes.

Tier 1 risk-based capital ratio - Tier 1 risk-based capital divided by period-end risk-weighted assets.

Total fund assets serviced - Total domestic and offshore fund investment assets for which we provide related processing services. We do not include these assets on our Consolidated Balance Sheet.

Total return swap - A non-traditional swap where one party agrees to pay the other the “total return” of a defined underlying asset (e.g., a loan), usually in return for receiving a stream of LIBOR-based cash flows. The total returns of the asset, including interest and any default shortfall, are passed through to the counterparty. The counterparty is therefore assuming the credit and economic risk of the underlying asset.

Total risk-based capital - Tier 1 risk-based capital plus qualifying subordinated debt and trust preferred securities, other minority interest not qualified as tier 1, and the allowance for loan and lease losses, subject to certain limitations.

Total risk-based capital ratio - Total risk-based capital divided by period-end risk-weighted assets.

Transaction deposits - The sum of money market and interest-bearing demand deposits and demand and other noninterest-bearing deposits.

Yield curve - A graph showing the relationship between the yields on financial instruments or market indices of the same credit quality with different maturities. For example, a “normal” or “positive” yield curve exists when long-term bonds have higher yields than short-term bonds. A “flat” yield curve exists when yields are the same for short-term and long-term bonds. A “steep” yield curve exists when yields on long-term bonds are significantly higher than on short-term bonds. An “inverted” or “negative” yield curve exists when short-term bonds have higher yields than long-term bonds.

Business Segment Descriptions

Retail Banking provides deposit, lending, brokerage, trust, investment management, and cash management services to approximately 2.9 million consumer and small business customers within our primary geographic area. Our customers are serviced through 1,077 offices in our branch network, the call center located in Pittsburgh and the Internet – www.pncbank.com. The branch network is located primarily in Pennsylvania; New Jersey; Washington, D.C.; Maryland; Virginia; Ohio; Kentucky and Delaware. Brokerage services are provided through PNC Investments, LLC, and J.J.B. Hilliard, W.L. Lyons, Inc. Retail Banking also serves as investment manager and trustee for employee benefit plans and charitable and endowment assets and provides nondiscretionary defined contribution plan services and investment options through its Vested Interest® product. These services are provided to individuals and corporations primarily within our primary geographic markets.

Corporate & Institutional Banking provides lending, treasury management, and capital markets products and services to mid-sized corporations, government entities, and selectively to large corporations. Lending products include secured and unsecured loans, letters of credit and equipment leases. Treasury management services include cash and investment management, receivables management, disbursement services, funds transfer services, information reporting, and global trade services. Capital markets-related products and services include foreign exchange, derivatives, loan syndications, mergers and acquisitions advisory and related services to middle-market companies, securities underwriting, and securities sales and trading. Corporate & Institutional Banking also provides commercial loan servicing, real estate advisory and technology solutions for the commercial real estate finance industry. Corporate & Institutional Banking provides products and services generally within our primary geographic markets, with certain products and services provided nationally.

BlackRock is one of the world’s largest publicly traded investment management firms. The firm manages assets on behalf of institutions and individuals worldwide through a variety of equity, fixed income, cash management and alternative investment products. In addition, BlackRock provides BlackRock Solutions® investment system, risk management, and financial advisory services to a growing number of institutional investors. The firm has a major presence in key global markets, including the United States, Europe, Asia, Australia and the Middle East. At March 31, 2007, PNC’s ownership interest in BlackRock was approximately 33.5%.

PFPC is a leading full service provider of processing, technology and business solutions for the global investment industry. Securities services include custody, securities lending, and accounting and administration for funds registered under the 1940 Act and alternative investments. Investor services include transfer agency, managed accounts, subaccounting, and distribution. PFPC serviced $2.2 trillion in total assets and 68 million shareholder accounts as of March 31, 2007 both domestically and internationally through its Ireland and Luxembourg operations.

Appendix to Financial Supplement

The PNC Financial Services Group, Inc.

Adjusted Condensed Consolidated Income Statement Reconciliation (Unaudited) (a)

For the three months ended March 31, 2007

In millions	PNC As Reported	Adjustments (b)	PNC As Adjusted
Net Interest Income
Net interest income	$623		$623
Provision for credit losses	8		8

Net interest income less provision for credit losses	615		615

Noninterest Income
Asset management	165	$2	167
Other	918	(158)	760

Total noninterest income	1,083	(156)	927

Noninterest Expense
Compensation and benefits	490	(2)	488
Other	546	(115)	431

Total noninterest expense	1,036	(117)	919

Income before income taxes	662	(39)	623
Income taxes	203	(14)	189

Net income	$459	$(25)	$434

(a)	This adjusted condensed consolidated income statement reconciliation is provided for informational purposes only and reflects historical consolidated financial information of PNC (1) with amounts adjusted for the impact of certain specified items and (2) as if we had recorded our investment in BlackRock on the equity method for all periods presented. This reconciliation is from the reported GAAP amounts shown on page 1 of the Financial Supplement to the corresponding adjusted amounts shown on page 2 of the Financial Supplement. We have provided these adjusted amounts and reconciliations so that investors, analysts, regulators and others will be better able to evaluate the impact of these items on our results for these periods, in addition to providing a basis of comparability for the impact of the BlackRock deconsolidation given the magnitude of the impact of the deconsolidation on various components of our income statement and balance sheet. We believe that information as adjusted for the impact of the specified items may be useful due to the extent to which these items are not indicative of our ongoing operations as the result of our management activities on those operations, as a result of the following attributes. Integration costs can vary significantly from period to period depending on whether or not we have any such transaction pending or in process and depending on the size and nature of the transaction. The PFPC distribution/out-of-pocket revenue and expense are marketing, sales and servicing fees that we collect from pooled investment fund accounts (as revenue) and pass along to our fund clients (as expense), without any impact on our operating income. Our BlackRock LTIP shares obligation results from an agreement entered into in 2002 and predominantly reflects the market price of BlackRock stock at specified times. We have provided information adjusted for the impact of the third quarter 2006 gain on the BlackRock/MLIM transaction and the securities portfolio rebalancing and mortgage loan portfolio repositioning losses due to the size and nature of those transactions. Adjusted information supplements our results as reported in accordance with GAAP and should not be viewed in isolation from, or as a substitute for, our GAAP results. Our 2006 Form 10-K includes additional information regarding our accounting for the BlackRock/MLIM transaction and the BlackRock LTIP shares obligation, and regarding the PFPC distribution/out-of-pocket revenue and expense. The absence of other adjustments is not intended to imply that there could not have been other similar types of adjustments, but any such adjustments would not have been similar in magnitude to the amount of the adjustments shown.
(b)	Includes the impact of the following items, all on a pretax basis: $82 million gain related to transfer of BlackRock shares for LTIP, $30 million loss from the net mark-to-market adjustment on BlackRock LTIP shares obligation, and $13 million of Mercantile acquisition and BlackRock/MLIM transaction integration costs. Also included are PFPC distribution/out-of-pocket revenue and expense primarily associated with pooled investment fund accounts totaling $106 million.

Appendix to Financial Supplement (continued)

The PNC Financial Services Group, Inc.

Adjusted Condensed Consolidated Income Statement Reconciliations (Unaudited) (a)

For the three months ended December 31, 2006

In millions	PNC As Reported	Adjustments (b)	PNC As Adjusted
Net Interest Income
Net interest income	$566		$566
Provision for credit losses	42		42

Net interest income less provision for credit losses	524		524

Noninterest Income
Asset management	149	$10	159
Other	820	(52)	768

Total noninterest income	969	(42)	927

Noninterest Expense
Compensation and benefits	497		497
Other	472	(64)	408

Total noninterest expense	969	(64)	905

Income before income taxes	524	22	546
Income taxes	148	7	155

Net income	$376	$15	$391

For the three months ended September 30, 2006

In millions	PNC As Reported	Adjustments (c)	BlackRock Deconsolidation and Other Adjustments	BlackRock Equity Method (d)	PNC As Adjusted
Net Interest Income
Net interest income	$567		$(3)		$564
Provision for credit losses	16				16

Net interest income less provision for credit losses	551		(3)		548

Noninterest Income
Asset management	381		(302)	$43	122
Other	2,562	$(1,869)	(18)		675

Total noninterest income	2,943	(1,869)	(320)	43	797

Noninterest Expense
Compensation and benefits	659	(44)	(154)		461
Other	508	(63)	(69)		376

Total noninterest expense	1,167	(107)	(223)		837

Income before minority interest and income taxes	2,327	(1,762)	(100)	43	508
Minority interest in income of BlackRock	6	14	(20)
Income taxes	837	(672)	(38)	1	128

Net income	$1,484	$(1,104)	$(42)	$42	$380

(a)	See note (a) on page A1.
(b)	Includes the impact of the following items on a pretax basis: $12 million loss from the net mark-to-market adjustment on BlackRock LTIP shares obligation and $10 million of integration costs. Also included are PFPC distribution/out-of-pocket revenue and expense primarily associated with pooled investment fund accounts totaling $64 million.
(c)	Includes the impact of the following items, all on a pretax basis: $2,078 million gain on BlackRock/MLIM transaction, $196 million securities portfolio rebalancing loss, $72 million of BlackRock/MLIM transaction integration costs, and $48 million mortgage loan portfolio repositioning loss. Also included are PFPC distribution/out-of-pocket revenue and expense primarily associated with pooled investment fund accounts totaling $35 million.
(d)	BlackRock investment revenue represents PNC’s approximately 69% ownership interest in earnings of BlackRock for the third quarter of 2006, excluding pretax BlackRock/MLIM transaction integration costs totaling $72 million. The income taxes amount represents additional income taxes recorded by PNC related to BlackRock earnings.

Appendix to Financial Supplement (continued)

The PNC Financial Services Group, Inc.

Adjusted Condensed Consolidated Income Statement Reconciliations (Unaudited) (a)

For the three months ended June 30, 2006

In millions	PNC As Reported	Adjustments (b)	BlackRock Deconsolidation and Other Adjustments	BlackRock Equity Method (c)	PNC As Adjusted
Net Interest Income
Net interest income	$556		$(4)		$552
Provision for credit losses	44				44

Net interest income less provision for credit losses	512		(4)		508

Noninterest Income
Asset management	429		(349)	$49	129
Other	801	$(34)	(12)		755

Total noninterest income	1,230	(34)	(361)	49	884

Noninterest Expense
Compensation and benefits	634	3	(180)		457
Other	511	(50)	(71)		390

Total noninterest expense	1,145	(47)	(251)		847

Income before minority interest and income taxes	597	13	(114)	49	545
Minority interest in income of BlackRock	19	3	(22)
Income taxes	197	5	(46)	3	159

Net income	$381	$5	$(46)	$46	$386

For the three months ended March 31, 2006

In millions	PNC As Reported	Adjustments (d)	BlackRock Deconsolidation and Other Adjustments	BlackRock Equity Method (c)	PNC As Adjusted
Net Interest Income
Net interest income	$556		$(3)		$553
Provision for credit losses	22				22

Net interest income less provision for credit losses	534		(3)		531

Noninterest Income
Asset management	461		(385)	$52	128
Other	724	$(37)	(21)		666

Total noninterest income	1,185	(37)	(406)	52	794

Noninterest Expense
Compensation and benefits	642	(3)	(189)		450
Other	520	(40)	(102)		378

Total noninterest expense	1,162	(43)	(291)		828

Income before minority interest and income taxes	557	6	(118)	52	497
Minority interest in income of BlackRock	22	1	(23)
Income taxes	181	2	(46)	3	140

Net income	$354	$3	$(49)	$49	$357

(a)	See note (a) on page A1.
(b)	Includes $13 million of BlackRock/MLIM transaction integration costs and PFPC distribution/out-of-pocket revenue and expense primarily associated with pooled investment fund accounts totaling $34 million.
(c)	BlackRock investment revenue represents PNC’s approximately 69% ownership interest in earnings of BlackRock for both the second quarter and first quarter of 2006, excluding pretax BlackRock/MLIM transaction integration costs totaling $13 million and $6 million, respectively. The income taxes amount represents additional income taxes recorded by PNC related to BlackRock earnings.
(d)	Includes $6 million of BlackRock/MLIM transaction integration costs and PFPC distribution/out-of-pocket revenue and expense primarily associated with pooled investment fund accounts totaling $37 million.